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                                                      EXHIBIT 10.8






                    JII MANAGEMENT SERVICES AGREEMENT


      THIS JII MANAGEMENT SERVICES AGREEMENT (this "Agreement"), is executed as of the 7th day of November, 1996, by and among JORDAN INDUSTRIES, INC., an Illinois corporation (the "Consultant"), and MOTORS AND GEARS HOLDINGS, INC., a Delaware corporation ("Holdings"), MOTORS AND GEARS, INC., a Delaware corporation, MOTORS AND GEARS INDUSTRIES, INC., a Delaware corporation, MERKLE-KORFF INDUSTRIES, INC., an Illinois corporation, BCM HOLDINGS, INC., an Illinois corporation, THE NEW IMPERIAL ELECTRIC COMPANY, a Delaware corporation, THE NEW SCOTT MOTORS COMPANY, a Delaware corporation, and NEW GEAR RESEARCH, INC., a Delaware corporation (each individually and collectively referred to herein as the "Companies").


                          W I T N E S S E T H:
                          - - - - - - - - - -

      WHEREAS, the Consultant has and/or, has access to personnel who are highly skilled in the field of rendering advice to businesses and financial advice to the Companies;

      WHEREAS, the Boards of Directors of the Companies have been made fully aware of the relationships of certain members of the Companies' Board of Directors to the Consultant;

      WHEREAS, the Companies' Boards of Directors have reviewed in detail and discussed the terms and provisions of this Agreement and the fairness of this Agreement and whether more favorable agreements for the Companies could be obtained from unaffiliated third parties; and

      WHEREAS, on the basis of their review of this Agreement, the Boards of Directors of the Companies deemed it advisable and in the best interests of the Companies and necessary to the conduct, promotion, and attainment of the business objectives of the Companies that the Companies retain Consultant to provide business and financial advice to the Companies.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

      1. The Companies hereby retain the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to make certain management and advisory services available from time to time to the Companies and their direct and indirect subsidiaries (whether now existing or hereafter acquired), including the resources of its acquisition, business development and international expansion and accounting staffs. Consultant shall render such services to the Companies and their direct and indirect subsidiaries in good faith and in accordance with professional standards and applicable law. The term of this Agreement shall commence the date hereof and continue until November 7, 2006, unless extended, or sooner terminated, as provided in paragraph 4 below. The Consultant's personnel shall be reasonably available to the Companies' managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Companies and the Consultant shall from time to time agree.

      2. Subject to the terms and restrictions, if any, in the Companies' credit, debt and financing agreements, the Companies agree to pay the Consultant a quarterly fee equal to one percent (1%) of the Companies' and their direct and indirect subsidiaries' net sales, without duplication, during the preceding calendar quarter, payable on the 30th day of March, June, September and December of each year, starting with a pro-rata payment on December 31, 1996 for the period from the date hereof through December 31, 1996.

      3. Subject to the terms and restrictions, if any, in the Companies' credit, debt and financing agreements, any payment required hereunder which is not paid when due shall bear interest at the rate of twelve and three quarters percent (12.75%) per annum.

      4. The Companies shall reimburse the Consultant for out-of-pocket expenses (including, without limitation, an allocable amount of the Consultant's overhead expenses, as determined by the Consultant in its sole discretion) incurred by the Consultant and its personnel in performing services hereunder to the Companies and their direct and indirect subsidiaries which shall be promptly reimbursed to it by the Companies upon the Consultant's rendering of a statement therefor, together with supporting data as the Companies shall reasonably require.

      5. This Agreement shall be automatically renewed for successive one-year terms starting on the tenth anniversary of the date hereof unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Companies to the Consultant at any time after (i) substantially all of the stock or substantially all of the assets of the Companies are sold to an entity unaffiliated with the Consultant and/or a majority of the Companies' stockholders immediately prior to such sale, (ii) the Companies are merged or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Companies' stockholders immediately prior to such merger and the Companies are not the survivor of such transaction or (iii) a public offering of the voting securities of the Company has commenced.

      6. The Consultant shall have no liability to the Companies or any of their direct or indirect subsidiaries on account of (i) any advice which it renders to the Companies or any of their direct or indirect subsidiaries, provided the Consultant believed in good faith that such advice was useful or beneficial to the Companies or any of their direct or indirect subsidiaries at the time it was rendered, or (ii) the Consultant's inability to obtain results desired by the Companies (or any of their direct or indirect subsidiaries) or Consultant's failure to render services to the Companies or any of their direct or indirect subsidiaries at any particular time or from time to time. The Companies' and their direct and indirect subsidiary's sole remedy for any claim under this Agreement shall be termination of this Agreement.

      7. Notwithstanding anything contained in this Agreement to the contrary, the Companies acknowledge and agree for themselves and on behalf of their direct and indirect subsidiaries that the Consultant and its shareholders, employees, directors and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and neither the Consultant nor any of its shareholders, employees, directors or affiliates shall be under any obligation whatsoever to make such acquisitions or business transactions through the Companies (or any of their direct or indirect subsidiaries) or offer such acquisitions or business transactions to the Companies or any of their direct or indirect subsidiaries.

      8. The Companies will, and will cause each of its direct and indirect subsidiaries to, indemnify and hold harmless to the fullest extent permitted by applicable law the Consultant, Jordan Industries, Inc., Leucadia National Corporation, The Jordan Company, MCIT PLC, Jordan/Zalaznick Capital Company, TJC Management Corporation and Jordan Zalaznick Advisers, Inc., and affiliates and associates of each of the foregoing, and each of their respective owners, partners, officers, directors, employees and agents, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Consultant's services hereunder or other activities on behalf of the Companies and any of their direct and subsidiaries. The above indemnification does not include fees and third party operating expenses incurred by Consultant in performing consulting services hereunder.

      9. Payments made by the Companies under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Consultant is made whole for such taxes or charges.

      10. a. This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Companies. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Companies.

      b. This Agreement may not be assigned by the Companies without the consent of the Consultant, but may be assigned by the Consultant to any affiliate of the Consultant, as the term "affiliate" is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended. Any permitted assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

      c. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

      d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

      e. To the extent not expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Companies and their direct and indirect subsidiaries, each direct and indirect subsidiary of the Companies shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Companies, as if a direct obligation of such subsidiary.

      f. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision hereinafter contained.

      g. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Companies.

      h. Except as provided by that certain Termination Agreement, of even date herewith, by and among certain of the parties hereto, this Agreement sets forth the entire understanding of the Companies and the Consultant, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof.

      i. If at any time after the date upon which this Agreement is executed, any of the Companies acquire or create one or more subsidiary corporations (a "Subsequent Subsidiary"), the Companies shall cause such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Companies' "direct and indirect subsidiaries" shall be interpreted to include all Subsequent Subsidiaries.

      j. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                            JORDAN INDUSTRIES, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President-Chief Financial Officer


                            MOTORS AND GEARS HOLDINGS, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            MOTORS AND GEARS, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            MOTORS AND GEARS INDUSTRIES, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            BCM HOLDINGS, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            THE NEW IMPERIAL ELECTRIC COMPANY


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            THE NEW SCOTT MOTORS COMPANY


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            NEW GEAR RESEARCH, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President


                            MERKLE-KORFF INDUSTRIES, INC.


                            By:    /s/ Jonathan F. Boucher
                               ------------------------------
                               Name:  Jonathan F. Boucher
                               Title:   Vice President